QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.2

December 16, 2014

Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701

Ladies and Gentlemen:

        We have acted as counsel to Dawson Geophysical Company, a Texas corporation ("Dawson"), in connection with the business combination between Dawson and TGC Industries, Inc., a Texas corporation ("TGC"), including the merger (the "Merger") of Riptide Acquisition Corp., a Texas corporation and a direct wholly-owned subsidiary of TGC ("Merger Sub"), with and into Dawson. The Merger is to be undertaken pursuant to the Agreement and Plan of Merger, dated October 8, 2014, by and among Dawson, TGC and Merger Sub, (the "Merger Agreement"). We are issuing this opinion in connection with the registration statement on Form S-4 (the 'Registration Statement'), which includes the joint proxy statement/prospectus related to the Merger, filed by TGC with the Securities and Exchange Commission (the 'Commission') in connection with the Merger.

        In preparing our opinion, we have examined the Merger Agreement and the Registration Statement, including the proxy statement/prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on (i) the accuracy of the representations, statements, and facts concerning the Merger set forth in the Merger Agreement and the Registration Statement (including, without limitation, their respective exhibits) and we have assumed that such representations, statements, and facts will be accurate and complete as of the effective time of the Merger (as if made as of such time), (ii) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, (iii) representations made by you with respect to certain factual matters, including the representations set forth in a letter from you, and we have assumed that such representations will be accurate and complete as of the closing date of the Merger (as if made as of such time), and (iv) financial information provided to us by you.

        Based on the foregoing, unless otherwise noted in such discussions, the description of the law and the legal conclusions attributed to Baker Botts L.L.P. with respect to matters of U.S. federal income tax law set forth in the discussions in the Registration Statement under the captions 'Material U.S. Federal Income Tax Consequences of the Merger' constitutes our opinion. No opinion is expressed as to any matter not discussed herein.

        Our opinion is based on the Internal Revenue Code of 1986, as amended (the 'Code'), the legislative history with respect thereto, rules and regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. There can be no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code, the regulations thereunder, or the interpretation thereof by the courts or the Internal Revenue Service.

        This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the effective date of the Registration Statement. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Commission thereunder.

                      Very truly yours,
                      /s/ Baker Botts L.L.P.

QuickLinks

  Exhibit 8.2